UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Building 3
Sylmar, California 91342

(Address of Principal Executive Offices)

(818) 833-5000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2015, Mr. Matthew Pfeffer was appointed to the Board of Directors of Second Sight Medical Products, Inc. (the “Company”). Mr. Pfeffer was also appointed as the Chair of the Audit Committee. The Company’s Board determined that Mr. Pfeffer qualifies as an independent director as defined under section 5605(a)(2) of the NASDAQ Listing Rules and that he qualifies as financial expert as defined under section 407 of Sarbanes-Oxley Act of 2002 as amended.

Mr. Pfeffer, age 57, serves as Corporate Vice President and Chief Financial Officer of MannKind Corporation since April 2008. Previously, Mr. Pfeffer served as Chief Financial Officer and Senior Vice President of Finance and Administration of VaxGen, Inc. from March 2006 until April 2008, with responsibility for finance, tax, treasury, human resources, IT, purchasing and facilities functions. Prior to VaxGen, Mr. Pfeffer served as Chief Financial Officer of Cell Genesys, Inc. During his nine year tenure at Cell Genesys, Mr. Pfeffer served as Director of Finance before being named Chief Financial Officer in 1998. Prior to that, Mr. Pfeffer served in a variety of financial management positions at other companies, including roles as Corporate Controller, Manager of Internal Audit and Manager of Financial Reporting. Mr. Pfeffer began his career at Price Waterhouse. Mr. Pfeffer graduated from the University of California, Berkeley and is a Certified Public Accountant.

There is no family relationship between Mr. Pfeffer and the Company’s officers and directors. Mr. Pfeffer was not appointed as a result of any arrangement or understanding between him and any other persons. Mr. Pfeffer and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

On June 3, 2015, the Company issued a press release disclosing Mr. Pfeffer’s appointment to the Board of Directors. The Company’s press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of a slide presentation that the Company will use during presentations made before individuals and small groups in New York City on June 3, 2015 and at the Three Part Advisors East Coast IDEAS Investor Conference 2015, to be held in Boston, Massachusetts on June 4, 2015 (the "Presentation Materials"), is attached to this Current Report on Form 8-K  as Exhibit 99.2 and is incorporated by reference herein. The Presentation Materials speak as of the date of this Current Report on Form 8-K unless another date is specifically shown. While the Company may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Company specifically disclaims any obligation to do so. Additionally, the Company has posted the Presentation Materials on the Investor Relations section of the Company's website: http://investors.secondsight.com.

The information contained in this Item 7.01 and Exhibit 99.2 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 99.2	Press Release issued June 3, 2015 Second Sight Medical Products, Inc. Investor Presentation dated June 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer